EXHIBIT 99

        PRESS RELEASE OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

                First Federal of Northern Michigan Bancorp, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                 (989) 356-9041

September 22, 2006

FOR IMMEDIATE RELEASE
Contact: Martin A. Thomson, Chief Executive Officer
First Federal of Northern Michigan Bancorp, Inc.
Tel (989) 356-9041



                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                          ANNOUNCES QUARTERLY DIVIDEND


     ALPENA, Michigan - September 22, 2006 - First Federal of Northern Michigan Bancorp, Inc. (the "Company") (NASDAQ: FFNM) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.05 per share for the quarter ended September 30, 2006. The dividend will be payable to stockholders of record as of September 30, 2006 and will be paid on October 20, 2006. The Company has 3,034,999 shares of common stock outstanding.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank headquartered in Alpena, Michigan.

                                      * * *

                                      (End)